Towerstream Reports Fourth Quarter and Year End 2012 Results

MIDDLETOWN, R.I., March 18, 2013 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the fourth quarter and year ended December 31, 2012.

Fourth Quarter and Annual Operating Highlights

•	Revenue increased 15% to $8.2 million for the fourth quarter 2012 compared to the fourth quarter 2011 and increased 1% compared to the third quarter 2012.
•	Revenue increased 22% to $32.3 million for the year ended December 31, 2012 compared to $26.5 million for the year ended December 31, 2011.
•	Adjusted EBITDA profitability, excluding non-recurring and non-core expenses, was $1.7 million for the fourth quarter 2012 compared to $1.6 million for the third quarter 2012 and the fourth quarter 2011.
•	Adjusted EBITDA profitability, excluding non-recurring and non-core expenses, was $6.4 million for the year ended December 31, 2012 compared to $5.2 million for the year ended December 31, 2011.
•	Customer churn for the fourth quarter 2012 was 1.59% compared to 1.54% for the third quarter 2012 and 1.43% for the fourth quarter 2011. Customer churn remained within the Company’s target range of 1.4% to 1.7% for the thirteenth consecutive quarter.
•	Closed acquisition of Delos Internet in Houston in February 2013. This transaction brings our national presence to thirteen markets, including nine of the eleven largest business markets.
•	Formed Hetnets Tower Corporation, a wholly owned subsidiary which will provide a range of shared infrastructure services and access.

Management Comments

“We are pleased to report another year of solid growth and stronger operating performance,” noted Joseph Hernon, Chief Financial Officer.  “We recently closed our fifth acquisition and are focused on bringing our fixed wireless business to cash flow profitability in the first half of 2013.”

“We are excited to launch our new subsidiary, Hetnets Tower Corporation, in January which will offer a wide range of shared wireless infrastructure services and access,” stated Jeffrey Thompson, President and Chief Executive Officer.  “The explosion in mobile data in urban markets is driving a migration to small cell architecture, and the major carriers are presently focused on the densification of their network.”

"Our fixed wireless, backhaul network and street-level rooftop locations enables us to quickly deliver solutions to the challenges associated with small cell deployments," added Mr. Thompson.

About Hetnets Tower Corporation

Since 2010, we have been exploring opportunities to leverage our fixed wireless network in major urban markets to provide other wireless technology solutions and services.  Over the past few years, a significant increase in mobile data generated by smartphones, tablets, and other devices has placed tremendous demand on the networks of the carriers.  In recent months, we have concluded that the wireless communications industry is experiencing a fundamental shift from its current, macro-cellular architecture to hyper-densified Small Cell architecture where existing cell sites will be supplemented by many smaller base stations operating near street level.  We believe that Wi-Fi will be an integral component of Small Cell architecture.

Hetnets plans to offer wireless technology solutions and services including (i) rental of space on street level rooftops for the installation of customer owned Small Cells which includes Wi-Fi antennae, DAS, and Metro and Pico cells, (ii) rental of a channel on Hetnets’ Wi-Fi network for the offloading of mobile data, (iii) rental of cabinets, switch ports, interconnection services, including backhaul or transport, and (iv) rental of power and power backup.

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	12/31/2012	9/30/2012	12/31/2011
Selected Financial Data
Revenues	$8,229	$8,127	$7,185
Gross margin	38%	45%	64%
Adjusted gross margin excluding non-core expenses	69%	69%	72%
Depreciation and amortization	3,605	3,399	2,651
Core operating expenses (1)(2)	5,767	5,664	5,103
Operating loss (1)	(6,282)	(5,380)	(3,164)
Gain on business acquisition	-	-	1,186
Net loss (1)	(6,442)	(5,408)	(2,080)
Adjusted EBITDA (2)	(2,195)	(1,424)	(63)
Non-recurring expenses	87	55	200
Non-core expenses	3,770	2,973	1,490
Adjusted EBITDA excluding non-recurring and non-core expenses (2)	1,662	1,605	1,627
Capital expenditures
Wireless broadband	$2,463	$2,416	$3,160
Rooftop tower sites	2,430	3,818	963
Key Operating Metrics
Churn rate (2)	1.59%	1.54%	1.43%
ARPU (2)	$717	$714	$710
ARPU of new customers (2)	542	560	612

	Years ended
	12/31/2012	12/31/2011
Selected Financial Data
Revenues	$32,279	$26,495
Gross margin	49%	69%
Adjusted gross margin excluding non-core expenses	69%	73%
Depreciation and amortization	13,634	9,138
Core operating expenses (1)(2)	23,012	18,331
Operating loss (1)	(20,746)	(9,164)
Gain (loss) on business acquisition	(40)	2,232
Net loss (1)	(20,989)	(7,025)
Adjusted EBITDA (2)	(5,023)	1,161
Non-recurring expenses	517	496
Non-core expenses	10,875	3,581
Adjusted EBITDA excluding non-recurring and non-core expenses (2)	6,370	5,238
Capital expenditures
Wireless broadband	$13,224	$9,893
Rooftop tower sites	11,589	5,044
Key Operating Metrics
Churn rate (2)	1.59%	1.45%
ARPU (2)	$717	$710
ARPU of new customers (2)	531	599

(1) Includes stock-based compensation of $305, $438, $419, $1,658 and $1,081, respectively.

(2) See Non-GAAP Measures below for a definition and reconciliation of Adjusted EBITDA, and definitions of Core Operating Expenses, Non-Core Expenses, Churn, ARPU and ARPU of new customers.

Operating Outlook and Guidance

•	Revenues for the first quarter 2013 are expected to range between $8.3 million to $8.4 million.

•	Adjusted EBITDA profitability is expected to range between $1.6 million to $1.7 million.

Non-GAAP Measures

The terms “Adjusted EBITDA,” “Churn,” “Churn rate,” “ARPU,” and “Market Cash Flow” are measurements used by Towerstream to monitor business performance and are not recognized measures under generally accepted accounting principles (“GAAP”). Accordingly, investors are cautioned in using or relying upon these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may differ from other issuers and, accordingly, may not be comparable to similar measures presented by other issuers.

We focus on Adjusted EBITDA as a principal indicator of the operating performance of our business. EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses, non-core expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions. Adjusted Market EBITDA also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

The term “Core Operating Expenses” includes customer support services, sales and marketing, and general and administrative expenses, and excludes cost of revenues, depreciation and amortization.

The term "Non-Core Expenses" includes costs related to the our efforts to develop other wireless technology solutions and services.

The terms “Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth. The term “ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR. “ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period. Market Cash Flow represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

The Non-GAAP measure, Adjusted EBITDA, excluding non-recurring and non-core expenses, has been reconciled to Net loss as follows:

(All dollars are in thousands)

	Three months ended
	12/31/2012	9/30/2012	12/31/2011
Reconciliation of Non-GAAP to GAAP:
Adjusted EBITDA, excluding non-recurring and non-core expenses	$1,662	$1,605	$1,627
Depreciation and amortization	(3,605)	(3,399)	(2,651)
Non-recurring expenses, primarily acquisition-related	(87)	(55)	(200)
Non-core expenses	(3,770)	(2,973)	(1,490)
Stock-based compensation	(305)	(438)	(419)
Loss on property and equipment	(99)	(48)	(16)
Loss on nonmonetary transactions	(78)	(71)	(15)
Interest expense	(29)	(37)	(8)
Gain on business acquisition	-	-	1,186
Other income (expense), net	(6)	(2)	(1)
Interest income	1	10	25
Provision for income taxes	(126)	-	(118)
Net loss	$(6,442)	$(5,408)	$(2,080)

	Years ended
	12/31/2012	12/31/2011
Reconciliation of Non-GAAP to GAAP:
Adjusted EBITDA, excluding non-recurring and non-core expenses	$6,370	$5,238
Depreciation and amortization	(13,634)	(9,138)
Non-recurring expenses, primarily acquisition-related	(517)	(496)
Non-core expenses	(10,875)	(3,581)
Stock-based compensation	(1,658)	(1,081)
Loss on property and equipment	(172)	(65)
Loss on nonmonetary transactions	(260)	(41)
Interest expense	(105)	(22)
Gain (loss) on business acquisition	(40)	2,232
Other income (expense), net	(14)	(10)
Interest income	42	57
Provision for income taxes	(126)	(118)
Net loss	$(20,989)	$(7,025)

Summary Condensed Consolidated Financial Statements

(All dollars are in thousands except per share amounts)

Statement of Operations	(Unaudited)		(Audited)
	Three months ended December 31,		Years ended December 31,
	2012	2011	2012 2011

Revenues	$8,229	$7,185	$32,279	$26,495

Operating Expenses
Cost of revenues (exclusive of depreciation)	5,139	2,595	16,379	8,190
Depreciation and amortization	3,605	2,651	13,634	9,138
Customer support services	1,136	1,043	4,709	3,557
Sales and marketing	1,536	1,287	6,134	5,362
General and administrative	3,095	2,773	12,169	9,412
Total Operating Expenses	14,511	10,349	53,025	35,659
Operating Loss	(6,282)	(3,164)	(20,746)	(9,164)
Other Income (Expense)
Gain (loss) on business acquisition	-	1,186	(40)	2,232
Interest income	1	25	42	57
Interest expense	(29)	(8)	(105)	(22)
Other income (expense), net	(6)	(1)	(14)	(10)
Total Other Income (Expense)	(34)	1,202	(117)	2,257
Loss before income taxes	(6,316)	(1,962)	(20,863)	(6,907)
Provision for income taxes	(126)	(118)	(126)	(118)
Net Loss	$(6,442)	$(2,080)	$(20,989)	$(7,025)

Net loss per common share – basic and diluted	$(0.12)	$(0.04)	$(0.39)	$(0.15)
Weighted average common shares outstanding – basic and diluted	54,648	53,580	54,434	47,506

Balance Sheet (Audited) (All dollars are in thousands)
	December 31, 2012	December 31, 2011
Assets
Current Assets
Cash and cash equivalents	$15,152	$44,672
Other	1,553	1,216
Total Current Assets	16,705	45,888

Property and equipment, net	41,982	27,531

Other assets	8,423	10,218

Total Assets	67,110	83,637

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	4,149	3,359
Deferred revenues and other	2,468	2,297
Total Current Liabilities	6,617	5,656

Long-Term Liabilities	2,689	836
Total Liabilities	9,306	6,492

Stockholders’ Equity
Common stock	54	54
Additional paid-in-capital	121,118	119,470
Accumulated deficit	(63,368)	(42,379)
Total Stockholders’ Equity	57,804	77,145
Total Liabilities and Stockholders’ Equity	$67,110	$83,637

Statement of Cash Flows (Audited)	Years ended December 31,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(20,989)	$(7,025)
Non-cash adjustments:
Depreciation & amortization	13,634	9,138
Stock-based compensation	1,658	1,081
(Gain) loss on business acquisition	40	(2,232)
Other	413	349
Changes in operating assets and liabilities	(2,835)	(609)
Net Cash (Used in) Provided By Operating Activities	(8,079)	702

Cash Flows From Investing Activities
Acquisitions of property and equipment	(20,723)	(13,620)
Acquisition of business	-	(4,400)
Other	(620)	(198)
Net Cash Used in Investing Activities	(21,343)	(18,218)

Cash Flows From Financing Activities
Repayment of capital leases	(492)	(175)
Proceeds from stock issuances	428	355
Net proceeds from sale of common stock	-	38,835
Other	(34)	-
Net Cash (Used in) Provided By Financing Activities	(98)	39,015

Net (Decrease) Increase In Cash and Cash Equivalents	(29,520)	21,499
Cash and Cash Equivalents – Beginning	44,672	23,173
Cash and Cash Equivalents – Ending	$15,152	$44,672

Market data for the three months ended December 31, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin (1)		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,058	$538	$1,520	74%	$361	$1,159
New York	1,938	655	1,283	66%	383	900
Boston	1,688	376	1,312	78%	207	1,105
Chicago	961	339	622	65%	161	461
Miami	424	111	313	74%	80	233
San Francisco	382	118	264	69%	80	184
Las Vegas-Reno	347	150	197	57%	35	162
Dallas-Fort Worth	155	88	67	43%	84	(17)
Providence-Newport	124	57	67	53%	23	44
Seattle	110	51	59	54%	23	36
Philadelphia	34	18	16	46%	28	(12)
Nashville	8	16	(8)	-%	10	(18)
Total	$8,229	$2,517	$5,712	69%	$1,475	$4,237

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure
Adjusted market EBITDA	$4,237
Centralized costs (1)	(861)
Corporate expenses	(1,957)
Non-core expenses	(3,791)
Depreciation and amortization	(3,605)
Stock-based compensation	(305)
Other income (expense)	(34)
Provision for income taxes	(126)
Net loss	$(6,442)

Market data for the three months ended December 31, 2011

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$1,687	$381	$1,306	77%	$226	$1,080
New York	1,617	465	1,152	71%	288	864
Los Angeles	1,387	309	1,078	78%	246	832
Chicago	858	251	607	71%	140	467
Las Vegas-Reno	434	181	253	58%	53	200
San Francisco	386	73	313	81%	87	226
Miami	381	76	305	80%	96	209
Dallas-Fort Worth	166	89	77	46%	61	16
Seattle	126	54	72	57%	25	47
Providence-Newport	108	43	65	61%	19	46
Philadelphia	26	16	10	39%	22	(12)
Nashville	9	31	(22)	-%	8	(30)
Total	$7,185	$1,969	$5,216	73%	$1,271	$3,945

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$3,945
Centralized costs (1)	(790)
Corporate expenses	(1,757)
Non-core expenses	(1,492)
Depreciation and amortization	(2,651)
Stock-based compensation	(419)
Other income (expense)	1,202
Provision for income taxes	(118)
Net loss	$(2,080)

(1)	Certain expenses are reported as Cost of Revenues for financial statement purposes but are included in other line items in the Market Data table, either because they are not specific to any market or they relate to non-core expenses.

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on March 18, 2013 at 5:00 p.m. ET to review our financial results and provide an update on current business developments.

Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through March 25, 2013 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 18993014.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 13 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Nashville, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at:

http://www.globenewswire.com/newsroom/prs/?pkgid=6570

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net

MEDIA CONTACT:

Todd Barrish

Indicate Media
646-396-6038

todd@indicatemedia.com

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